SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)

                         October 4, 1995


                     MICRON ELECTRONICS, INC.
        --------------------------------------------------
        (Exact name of registrant as specified in charter)


                           Minnesota
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          (State or other jurisdiction of incorporation)

          0-17932                          41-1404301
          -------                          ----------
   (Commission File No.)       (IRS Employer Identification Number)


                      900 East Karcher Road
                        Nampa, Idaho  83687
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             (Address of principal executive offices)



                          (208) 465-3434
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       (Registrant's telephone number, including area code)

Item 5.  Other Events.

     See the following press release, dated October 4, 1995, announcing certain changes in the directors of the Company:

FOR IMMEDIATE RELEASE

Contact:  Steven Laney
          Micron Electronics, Inc.
          (208)463-3900

    MICRON ELECTRONICS, INC. ANNOUNCES APPOINTMENT OF DIRECTOR

     Nampa, Idaho, October 4, 1995 - - Micron Electronics, Inc. today announced the appointment of Robert F. Subia as a director of the company. Mr. Subia currently serves as the Chairman, Chief Executive Officer and President of Micron Custom Manufacturing Services, Inc. a wholly-owned subsidiary of Micron Electronics, Inc. Prior to Mr. Subia's current position, he served as Vice President, Sales of Micron Custom Manufacturing Services, Inc.

     Micron Electronics, Inc. manufactures electronic products for a wide range of computing and digital applications. The Company develops, markets, manufactures and supports PC systems for consumer and business use, provides contract manufacturing services to original equipment manufacturers, maintains a component recovery operation and assembles and markets peripheral add-on memory products. The Company is approximately 80% owned by Micron Technology, Inc. Micron Electronics, Inc. common stock trades on The NASDAQ Stock Market under the symbol MUEI.


                            Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MICRON ELECTRONICS, INC.


                                   By:  /s/ T. Erik Oaas
                                        ---------------------------
                                        T. Erik Oaas
                                        Vice President, Finance and
                                        Chief Financial Officer

Date: October 16, 1995

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